UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2016

Asterias Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36646	46-1047971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle
Fremont, CA 94555
(Address of principal executive offices)

(510) 456-3800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2016, the Board of Directors (the "Board") of Asterias Biotherapeutics, Inc. (the "Company") elected Howard I. Scher to the Board. Dr. Scher is internationally recognized for his expertise in clinical oncology. He has extensive experience in the design of clinical trials for novel anti-cancer agents, including monoclonal antibodies and other biologic therapies, cytotoxics, and drugs that target specific signaling pathways. He has been affiliated with Memorial Sloan Kettering Cancer Center in New York for the past 35 years, where he is currently Chief of the Genitourinary Oncology Service at the Sidney Kimmel Center for Urologic and Prostate Cancers and holds the D. Wayne Calloway Chair in Urologic Oncology. He also serves as a Professor of Medicine at Weill Cornell Medical College.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTERIAS BIOTHERAPEUTICS, INC.

Date: April 29, 2016	By:	/s/ Stephen L. Cartt
President & Chief Executive Officer